UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

 ____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 26, 2024, the Company entered into Amendment #3 (the “Amendment”) to the Senior Promissory Note (the “Note”) issued to FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”) on May 9, 2023 in the principal amount of $162,750.

Pursuant to the Amendment, the conversion price was adjusted to $0.06 and FirstFire agreed to convert the entire balance of the Note no later than three business days after the execution of the Amendment. On Thursday, December 26, 2024, FirstFire converted the balance of the Note for a total of 1,200,000 shares of the Company’s common stock. The balance of the Note is now $0.

The foregoing summary of the Amendment is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.25	Amendment #3 to the Senior Promissory Note Issued on May 9, 2024, dated December 26, 2024 by and between Vemanti Group, Inc. and FirstFire Global Opportunities Fund, LLC
104	Inline XBRL for the cover page of this Current Report on Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEMANTI GROUP, INC.

Dated: December 31, 2024	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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